UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 23, 2005 (August 9, 2005)

AMERICAN TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13114 Evening Creek Drive South, San Diego, California	92128
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (858) 679-2114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On August 17, 2005, our board of directors approved the appointment of Mr. James Croft III as our Chief Technology Officer and Vice President of Advanced Development. Mr. Croft, age 52, has served as our Vice President of Research and Development since February 28, 2000, and, prior to that, as our Vice President of Engineering from September 15, 1997. There were no arrangements or understandings between Mr. Croft and any other person pursuant to which Mr. Croft was selected as an executive officer. There are no family relationships between Mr. Croft and any of our directors and executive officers. Except as described below, there are no transactions between Mr. Croft and American Technology Corporation in which Mr. Croft has a direct or indirect material interest which we are required to report.

Mr. Croft's employment is terminable at-will by us or by Mr. Croft for any reason, with or without notice. Mr. Croft's annual salary is $165,000, and he participates in bonus, benefit and other incentives at the discretion of the compensation committee of our board of directors. We presently exclusively license two pre-employment inventions from Mr. Croft through March 2008. We are not currently marketing products using these inventions, and we are not currently paying royalties to Mr. Croft for these inventions. We plan to negotiate with Mr. Croft an agreement concerning these inventions, including our right to continue the license beyond March 2008.

See also the disclosure in Item 1.02 below.

Item 1.02 Termination of a Material Definitive Agreement

On August 9, 2005, we received notice from LBA Realty, the owner of the premises where our principal executive offices and our research and development facilities are located in San Diego, that the Amended and Restated Sublease Agreement dated September 1, 2000 between ATC and Smiths Industries Aerospace & Defense Systems, Inc., as amended, had been terminated concurrently with the termination of the master lease for the property. Under the sublease, we occupy approximately 14,997 square feet.

The notice provided us with the option to continue our occupancy as a direct tenant through November 30, 2005, and continuing after that date on a month-to-month basis. We are continuing to occupy the property as we negotiate the terms of the proposed direct lease. The aggregate monthly lease payments continue to be approximately $17,996, inclusive of utilities and certain other costs. We are presently exploring alternatives for substitute space in San Diego, which we believe will be available on acceptable terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TECHNOLOGY CORPORATION

Date: August 23, 2005	By:	/s/ MICHAEL A. RUSSELL
Michael A. Russell Chief Financial Officer